Exhibit 99.1

VICORP ANNOUNCES DELAYED FILING OF FORM 10-Q

March 21, 2005 — VICORP Restaurants, Inc. (“VICORP”) announced today that it will delay the filing of its Form 10-Q for the first quarter ended January 27, 2005.  This delay is due to VICORP’s ongoing evaluation of the views expressed by the Office of the Chief Accountant of the SEC on February 7, 2005, in a letter to the American Institute of Certified Public Accountants regarding certain operating lease accounting issues and their application under generally accepted accounting principles.

VICORP’s management has made a preliminary determination that its current method of accounting for certain of its leases is not consistent with the views expressed by the SEC staff.  VICORP has not yet reached a final determination as to whether these matters will require a restatement of prior period financial statements, but believes that a restatement is likely.  VICORP anticipates that the restatement of prior period financial statements will not have any impact on VICORP’s previously reported cash flows or revenues.  VICORP is working diligently to complete its review and to quantify the impact of any necessary adjustments on each of the affected prior periods and the current period.

The lenders participating in VICORP’s senior credit facility have agreed to extend the time period for VICORP to deliver financial information required under the senior credit facility until April 15, 2005 in order to avoid an event of default under the senior credit facility.  VICORP anticipates that it will file its Form 10-Q on or before April 15, 2005.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. VICORP, founded in 1958, has 378 restaurants in 25 states, consisting of 275 company-operated restaurants and 103 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Annual Report on Form 10-K dated October 28, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect us and our operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

#  #  #

VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com